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                                                              Exhibit 23.1


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Magna Group, Inc. 1996 Directors' Stock Option Plan for the registration of 100,000 shares of its common stock, of our report dated January 17, 1996, with respect to the consolidated financial statements of Magna Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

St. Louis, Missouri
March 28, 1996